pwc
Report of Independent Registered Public Accounting Firm

To
the
Board of Directors of Bank of America, National Association:

We have examined management's assertion, included in the accompanying Assessment Regarding
Compliance with Applicable Servicing Criteria (the "Compliance Statement"), that Bank of America,
National Association (the "Company") complied with the servicing criteria set forth in Item 1122(d) of the
Securities and Exchange Commission's Regulation AB in connection with the asset-backed securities transactions listed in Appendix B to the Compliance Statement, involving commercial mortgage loan transactions that involved an offer or sale of asset-backed securities that were required to be registered on or after January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of
1933 (the "Platform"), as of the dates listed in Appendix B to the Compliance Statement and for the periods then ended (the "Reporting Period"), excluding the criteria which the Company has determined are not applicable to the servicing activities performed by them with respect to the Platform, as indicated
in Appendix A to the Compliance Statement. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with attestation standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-backed securities transactions that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria.
Our procedures were limited to the selected transactions and servicing activities performed by the
Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that Bank of America, National Association complied with the aforementioned applicable servicing criteria as of and for the Reporting Period for the Platform is fairly stated, in all material respects.

/s/PricewaterhouseCoopers LLP

February 28, 2014

PricewaterhouseCoopers LLP, 214 N. Tryon Street, Charlotte, NC 28202
T: (704) 344-7500, F: (704) 344 4100, www.pwc.com/us